EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159233) pertaining to the LifePoint Hospitals, Inc. Retirement Plan of our report dated June 18, 2010, with respect to the financial statements and supplemental schedule of the LifePoint Hospitals, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2009 and 2008.

/s/ Lattimore Black Morgan & Cain, PC

Brentwood, Tennessee
June 18, 2010